AMENDED AND RESTATED BY-LAWS

                                       OF

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.

     (adopted as of September 8, 1995, as amended through November 6, 1997)

                                    ARTICLE I
                                     OFFICES

          The principal place of business or office of the Corporation as well as all branch or subordinate places of business or offices may be established at any time by the board of directors (the "Board") at any place or places where the Corporation is qualified to do business or where qualification is not required.

                                   ARTICLE II
                                  SHAREHOLDERS

          2.1. Annual Meeting. -- The annual meeting of Shareholders shall be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place and purposes of the meeting. The meeting shall be held at the time and at the place determined by the Board. At the meeting, the Shareholders shall elect Directors and transact any other business that properly comes before the meeting.

          2.2. Special Meetings. -- A special meeting of Shareholders may be called for any purpose by either the Chairman of the Board or the Board. The meeting shall be held at the time and at the place determined by either the Chairman of the Board, or the Board.

          2.3. Record Date. -- The Board may fix in advance a record date for determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders. The record date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting.

          2.4. Notice of Meeting. -- Whenever Shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Corporation.

          2.5 Adjournments. -- When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. Any previously scheduled meeting of the Shareholders may be postponed, and unless the Certificate of Incorporation otherwise provides, any special meeting of the Shareholders may be canceled by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting.

          2.6. Quorum. -- The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote shall constitute a quorum for the purpose of transacting business. In the absence of a quorum, the presiding officer at the meeting or the Shareholders present, even though less than a quorum, may adjourn the meeting to another time and place and, except as provided in the Section 2.5 of these By-Laws, notice of the adjourned meeting need not be given.

          2.7 Presiding Officer and Secretary. -- The Chairman of the Board, or in his absence the President, shall preside at all Shareholder meetings. The Secretary, or in his absence the appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

          2.8 Vote of Shareholders.

          a. Action without a Meeting. -- Whenever the vote of the holders of shares of any class or series is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with if such action is taken with the written consent of such holders having a majority of the total number of votes which might have been cast for or in connection with the proposed corporate action if a meeting were held; provided that such written consent shall not be given by holders having less than the minimum percentage of the vote required by statute for such action, and further provided that prompt notice is given to all such holders of the taking of corporate action without a meeting and by less than unanimous written consent.

          b. Votes per Share. -- Except as otherwise provided these By-Laws or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of Shareholders shall be entitled to one vote for each share of such stock registered in his name on the stock ledger of the Corporation on the record date for the determination of the Shareholders entitled to vote at the meeting. Except as otherwise provided in Section 2.8(d), the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

          c. Vote by Proxy. -- Each Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission duly authorizing another to act as proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction for the entire original writing or transmission. A duly executed proxy shall be irrevocable if it so states and if, and only as long as it is, coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

          d. Election of Directors. -- Whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the Shareholders entitled to vote thereat. The vote for election of Directors shall be by written ballot. Whenever any corporate action, other than the election of Directors, is to be taken by vote of Shareholders at a meeting, it shall, except as otherwise required by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the Shareholders entitled to vote thereat.

          2.9 Judges of Election. -- The Board may at any time appoint two or more persons to serve as judges of election at any meeting of Shareholders to act as judges and tellers with respect to all votes by ballot at such meeting. If any judge appointed is absent or refuses to act, or if his office becomes vacant and is not filled by the Board, the judges then present may act, provided that such judges constitute a majority of the judges appointed. Otherwise, if there is a failure to elect or appoint judges, the presiding officer of the meeting may appoint one or more judges for such meeting. No Director or Officer of the Corporation shall be eligible for election or appointment as judge. The judges appointed to act at any meeting of the Shareholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judges at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them.

          2.10. List of Shareholders Entitled to Vote. -- The Secretary shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Shareholder who is present. The share ledger shall be the only evidence as to who are the Shareholders entitled to examine the share ledger, the list of Shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Shareholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

          3.1 Number and Term of Office - (a) The Board of Directors shall consist of not less than three (3) nor more than twenty-one (21) directors, the actual number of which is to be fixed from time to time by the Board.

          (b) The Board shall be divided into three classes, the members of each class to serve for three years. The number of directors in each class shall be fixed by the Board at the time the number of directors is fixed, and the number of directors in each class shall be as nearly equal as possible as the then total number of directors constituting the entire Board permits. This paragraph may only be amended by the shareholders of the Corporation.

          (c) At the annual meeting of stockholders at which the stockholders approve the provision in the by-laws authorizing a classified Board, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting thereafter, directors shall be elected to fill the directorships of the class of directors whose terms have expired. Those directors shall hold office until the third successive annual meeting after their election and until their successors have been elected and qualified, so that the term of office of one class of directors shall expire at each annual meeting.

          3.2. Regular Meetings. -- A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual Shareholders' meeting for the purpose of electing Officers and conducting any other business that may come before the meeting. The Board may decide to have additional regular meetings that may be held without notice.

          3.3. Special Meetings. -- A special meeting of the Board may be called for any purpose at any time by the Chairman or by the Board. The meeting shall be held upon not less than one (1) day notice if given by telegram, orally (either by telephone or in person), by same-day courier service or by facsimile transmission, upon not less than two (2) days notice if given by overnight courier delivery service, or upon not less than five (5) days notice if given by depositing the notice in the United States mails, first class postage prepaid. The notice shall be deemed given at the time it is given orally, the facsimile transmission is originated (and there is no reason to believe it was not received), it is delivered to the overnight courier service, or it is deposited in the United States mails. The notice shall specify the time and place and may, but need not, specify the purposes of the meeting.

          3.4. Action Without Meeting. -- The Board or any committee thereof may act without a meeting if, prior or subsequent to the action, each member of the Board or of such committee consents in writing to the action. The written consent or consents shall be filed with the proceedings of the Board or committee.

          3.5. Use of Communications Equipment. -- Any Director may participate in a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

          3.6. Quorum; Votes Required. -- The presence at a meeting of persons entitled to cast a majority of the votes of the entire Board shall constitute a quorum for the transaction of business. Any action approved by a majority of the votes of Directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the Directors present may adjourn any meeting from time to time until a quorum is present and no notice of an adjourned meeting need be given other than by announcement at the meeting which is being adjourned. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

          3.7. Vacancies in Board of Directors. -- Any vacancy in the Board, including a vacancy caused by an increase in the number of Directors, may be filled by a majority of the votes of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining Director, and Directors so chosen shall hold office for a term expiring at the next annual meeting of Shareholders. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

          3.8 Compensation of Directors. -- Directors who are not Officers of the Corporation shall receive such compensation as may be fixed by the Board for service on the Board or any committee thereof.

          3.9 Removal. -- Any Director or Directors may be removed from office at any time either with or without by the affirmative vote of (i) the majority of the holders of voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (ii) a majority of the Board.

                                   ARTICLE VI
                             COMMITTEES OF THE BOARD

          4.1 Executive Committee. -- The Corporation shall have an Executive Committee consisting of seven members, including (i) the Chairman of the Board, the President and the Executive Officer appointed as Chief Financial Officer, each of whom shall be ex-officio members and (ii) four (4) additional Directors appointed by the Board. The Chairman of the Board, or in his absence, the President, shall preside at meetings of the Executive Committee.

          The Executive Committee shall exercise such powers as may be assigned to it by the Board and may consider and make recommendations to the Board regarding any matters relating to the affairs of the Corporation.

          Meetings of the Executive Committee shall be held at such times and places as the Executive Committee shall determine or upon call of the Chairman of the Board or the President. One-third of the members of the Executive Committee, including at least one ex-officio member and at least one other member, shall constitute a quorum of the Executive Committee for the transaction of business.

          4.2 Other Committees. -- The Board may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more Directors of the Corporation. Any such committee shall exercise those powers as may be assigned to it by the Board.

          4.3 Committee Rules; Quorum; Manner of Acting. -- Each committee may adopt rules consistent with these By-Laws governing the method of calling meetings and determining the time and place for holding such meetings. One-half of any committee for which a quorum is not otherwise set forth in these By-Laws shall constitute a quorum for the transaction of business, unless the Board shall otherwise provide, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                                    ARTICLE V
                                WAIVERS OF NOTICE

          Any notice required by these By-Laws, by the Certificate of Incorporation, or by the Delaware General Corporation Law may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each Director or Shareholder attending a meeting without protesting the lack of proper notice prior to the conclusion of such meeting shall be deemed conclusively to have waived notice of the meeting.

                                   ARTICLE VI
                                    OFFICERS

          6.1. Titles. -- The Corporation shall have the following Officers: a Chairman of the Board, a President, one or more Vice Presidents, including Executive Vice Presidents and Senior Vice Presidents, a Secretary and a Treasurer. In addition, such other Officers as may be appointed by the Board at any time or from time to time. The Board may by resolution delegate to the Executive Committee, and to such other Officers as the Board may designate, the authority (i) to appoint Officers below the level of Executive Vice President or its equivalent, (ii) to assign powers and duties to any Officer below the level of Executive Vice President or its equivalent, (iii) to rescind or terminate the appointment of any Officer below the level of Executive Vice President or its equivalent, and (iv) to accept the resignation of any Officer. Any one or more Vice Presidents may be designated Senior Executive Vice President, Executive Vice President or Senior Vice President. One person may hold any two or more offices and perform the duties thereof.

          6.2 Appointment, Term and Compensation of Officers. -- The Chairman of the Board and the President shall be appointed by the Board to hold office until the next annual meeting of the Board and until their successors are appointed and qualified. The term of office of all other Officers shall be at the pleasure of the Board. Subject to the terms of any agreement binding on the Corporation, the compensation of all Officers of the Corporation shall be fixed by resolution of the Board, except that the Board may authorize the Chairman or the President to fix the compensation of any person in any official position and to delegate such authority to any other Officers designated by the Board.

          6.3 Duties and Authority of the Chairman of the Board. -- The Chairman of the Board shall be the Chief Executive Officer of the Corporation. Subject only to the direction and control of the Board, the Chairman have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other Officers shall be subject to the authority and supervision of the Chairman. The Chairman may enter into and execute in the name of the Corporation contracts and other instruments in the regular course of business which are authorized, either generally or specifically, by the Board. The Chairman shall have the general powers and duties of management usually vested in the Chairman of a business corporation and shall have such other powers and duties as may be prescribed by the Board.

          6.4 Duties and Authority of President. -- In the event of the Chairman's absence or inability to act, or if the Board has so designated, the President shall be the Chief Executive Officer of the Corporation. Otherwise, the President shall be the Chief Operating Officer of the Corporation and shall be responsible only to the Chairman and to the Board for those areas of operation of the business and affairs of the Corporation as shall be delegated to the President by the Board or by the Chairman. Unless otherwise specified by the Board or by the Chairman, all other Officers of the Corporation (except the Chairman) shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the corporation contracts or other instruments in the regular course of business that are authorized, either generally or specifically, by the Board.

          6.5 Duties and Authority of Vice Presidents. -- Each Vice President shall perform the duties and have the authority that may be delegated to him or her from time to time by the Chairman, by the President or by the Board. In the absence of the President, or in the event of the President's death, inability, or refusal to act (unless the Board determines otherwise), the Vice President designated as successor for these purposes by the Board or, if there is none, the most Senior Vice President, shall perform the duties and be vested with the authority of the President.

          6.6 Duties and Authority of Treasurer. -- Unless otherwise designated by the Board, the Treasurer shall be the Chief Financial Officer of the Company. The Treasurer, or any Assistant Treasurer, shall have custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer, and each Assistant Treasurer, shall perform such other duties and possess such other powers as are incident to their respective offices or as shall be assigned to him or her by the Chairman, by the President or by the Board.

          6.7 Duties and Authority of Secretary. -- The Secretary, or any Assistant Secretary, shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings and written consents of the Shareholders and the Board. The Secretary, and each Assistant Secretary, shall perform such other duties and possess such other powers as are incident to their respective offices or as shall be assigned to him or her by the Chairman, by the President or by the Board.

                                   ARTICLE VII
                       CAPITAL STOCK AND OTHER SECURITIES

          7.1. Issuance of Stock and Other Securities.--Certificates of any class of capital stock of the Corporation and certificates representing any other securities of the Corporation shall be signed by the Chairman, the President, or any Vice President and countersigned by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The signature of each Officer may be an engraved or printed facsimile. If an Officer or transfer agent or registrar whose facsimile signature has been placed upon certificates ceases to hold the official capacity in which he or she signed, the certificates may continue to be used. The certificates may, but need not, be sealed with the seal of the Corporation, or a facsimile of the seal. The certificates shall be countersigned and registered in whatever manner the Board may prescribe.

          7.2. Lost, Stolen and Destroyed Certificates.--In case of lost, stolen or destroyed certificates, new certificates may be issued to take their place upon receipt by the Corporation of an appropriate affidavit accompanied by bond of indemnity and under whatever regulations may be prescribed by the Board. The giving of a bond of indemnity may be waived.

          7.3. Transfer of Securities.--The shares of the capital stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by that person's authorized agent, or by the transferee, upon surrender for cancellation to the transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require.

          7.4. Record Date for Dividends or Rights.--The Board may fix a record date in advance as of which shares of stock shall be held of record to entitle a Shareholder to the payment of any dividend, to the allotment of rights, or to exercise rights in respect to any change, conversion or exchange of capital stock of the Corporation. The record date shall not precede by more than sixty
(60) days the date of the dividend payment, or the allotment of rights, or the date when the change, conversion or exchange of capital stock shall take effect. Only Shareholders of record on the record date shall be entitled to receive or exercise the rights or benefits when they shall accrue, notwithstanding any transfer of any stock on the books of the Corporation subsequent to the record date.

          7.5.  Issuance  of   Shares.--Shares  of  the  capital  stock  of  the
Corporation which have been authorized but not issued may be sold or issued from time to time for such consideration as may be determined by the Board.

                                  ARTICLE VIII
                                 CORPORATE SEAL

                  The Seal of the Corporation shall be in such form as may be approved from time to time by the Board and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary and any other Officers authorized by resolution of the Board shall be empowered to use and attest the corporate seal on all documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

          9.1. Inspection of Corporate Records. -- The share register, or duplicate share register, and minutes of proceedings of the Shareholders shall be open to inspection for any proper purpose upon the written demand of any person who has been a Shareholder of record or holder of a voting trust certificate for at least six months immediately preceding that person's demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class. The inspection may be made at any reasonable time not less than five days after the person has given written notice of the demand to the Corporation. The inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection shall be made in writing upon the President or Secretary of the Corporation.

          9.2. Checks, Drafts, Etc.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the Board.

          9.3. Execution of Contracts.--The Board may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances. No Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount unless so authorized by the Board or these By-Laws.

          9.4. Voting Shares of Other Corporations.--The Chairman, the President, or any Vice President are each authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised by those Officers either in person or by proxy or by power of attorney duly executed by the Officer.

                                   ARTICLE X
                      AMENDMENTS TO AND EFFECT OF BY-LAWS


          10.1. Force and Effect of By-Laws. -- These By-Laws are subject to the provisions of the Delaware General Corporation Law and the Corporation's certificate of incorporation, as each may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

          10.2. Amendments to By-Laws. -- These By-Laws may be altered, amended, or repealed by the Shareholders or the Board. Any by-law adopted or amended by the Shareholders may be amended or repealed by the Board, unless the resolution of the Shareholders adopting the by-law expressly reserves to the Shareholders the right to amend or repeal it.